Attachment for Form N-SAR

Registrant Name:  NICHOLAS INCOME FUND, INC.
File Number:         811-216
Registrant CIK Number: 0000107822

Period Ended 12/31/2000

In response to Question 77.G the registrant held an Outboard Marine Corp. Bond during the time when Outboard Marine Corporation declared
Chapter 11 Bankruptcy in December 2000.